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                                                          Exhibit 2.6


                                   AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is dated as of the 12th day of October, 1998, by and among American Retirement Corporation, a Tennessee corporation ("ARC"), and each of the former shareholders of Freedom Group, Inc., formerly a Florida corporation ("FGI"), as identified on the signature pages attached hereto (the "FGI Shareholders").

                                    RECITALS

          WHEREAS, ARC, FGI, and the FGI Shareholders entered into that certain Agreement and Plan of Merger, dated as of the 29th day of May, 1998 (the "Merger Agreement"), whereby, inter alia, FGI was merged with and into ARC; and

          WHEREAS, ARC and the FGI Shareholders, being all of the remaining parties to the Merger Agreement, desire to amend Section 8.7(c) of the Merger Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

          1. The first sentence of Section 8.7(c) shall be deleted in its entirety and replaced with the following sentence;

               Within one hundred twenty (120) days of the Closing Date, ARC and the FGI Shareholders shall re-compute the amount of Net Working Capital as of the Closing Date in accordance with the procedures an methodologies set forth above.

          2. The foregoing amendment to Section 8.7(c) shall take effect as of the Closing Date (as defined in the Merger Agreement).

          3. Except as expressly and specifically provided in this Amendment, the Merger Agreement shall continue in full force and effect, without modification.





                            [Signature Page Follows]
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          IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly executed on their behalf on the day and year first written above.


                                     AMERICAN RETIREMENT CORPORATION

                                     By:   /s/ H. Todd Kaestner
                                         ---------------------------------------
                                     Name: H. Todd Kaestner
                                          --------------------------------------
                                     Title: Executive Vice President Corporation
                                            Development
                                            ------------------------------------



                                     THE FGI SHAREHOLDERS:


                                       /s/ Robert G. Roskamp
                                     -------------------------------------------
                                     Robert G. Roskamp, Individually
                                     Address: 1401 Manatee Avenue West
                                                    Bradenton, Florida 34205



                                     PHC, L.L.C.,
                                     a Michigan limited liability company


                                     By:   /s/ Robert Haveman
                                        ----------------------------------------
                                     Name: Robert Haveman
                                          --------------------------------------
                                     Title: President
                                            ------------------------------------
                                     Address: 190 River Avenue, Suite 300
                                             -----------------------------------
                                              Holland, MI 49423
                                             -----------------------------------



                                     EDGAR AND ELSA PRINCE FOUNDATION,
                                     a Michigan corporation


                                     By:  /s/ Robert Haveman
                                        ----------------------------------------
                                     Name: Robert Haveman
                                           -------------------------------------
                                     Title: Secretary/Treasurer
                                           -------------------------------------
                                     Address: 190 River Avenue, Suite 300
                                             -----------------------------------
                                              Holland, MI 49423
                                             -----------------------------------